PROMISSORY NOTE

May 1, 1998

FOR VALUE RECEIVED, the undersigned, Envirometrics, Inc., a corporation existing under the laws of the State of Delaware (hereinafter referred to as "Maker"), promises to pay to Shakespeare Partners. L.P., a South Carolina Limited Partnership (hereinafter referred to as "Holder"), at such place as Holder may from time to time designate, the aggregate principal amount of Twenty Thousand Dollars ($20,000.00), the "Principal", with interest, as provided below.

This Note shall bear interest at the rate of Ten Per Cent (10O/O) per annum on the Principal outstanding hereunder from time to time and computed on the basis of a 360-day year of twelve 30-day months for actual days elapsed. All Principal and interest due hereunder shall be due and payable in one balloon payment upon the occurrence of any of the following events, whichever is the earliest to occur:

     (1) The Fifth day after Maker receives any proceeds subject to the Assignment and Security Agreement of May 1, 1998 between Maker and Holder regarding a sale or hypothecation of any assets or stock of its wholly-owned subsidiary, Azimuth, Inc., whether such proceeds be in cash, in kind or otherwise; or,

     (2) The Fifth day after Maker receives any proceeds subject to the Collateral Assignment of December, 1996 between Maker, Holder and other parties, as amended on May 1, 1996 in respect to the promissory note of James W. Miller; or,

     (3) December 31, 1998. The day of occurrence of the above event which first occurs shall be defined herein as the "Maturity Date").

     This Note may be prepaid in whole or in part by the Maker at any time without penalty. Payment shall be applied first to interest and then to Principal. All payments due hereunder are payable in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

In the event of (a) Maker's default in the making of the payment payable on the Maturity Date or within five (5) days after such date, or (b) Maker's default in the performance of any covenant or agreement contained in this Note or in any documents which secure the indebtedness hereof, or (c) the filing of a petition by the Maker under the provisions of any state insolvency law or under the provisions of the Federal Bankruptcy Code or such a filing against the Maker which is not dismissed within sixty (60) days thereafter, or (d) any assignment by the Maker for the benefit of creditors, or (e) the transfer by the Maker of a substantial portion of its assets, except for transfers in the ordinary course of business or for fair consideration or pursuant to Sub-paragraph (2) above, then, or at any time thereafter at the option of Holder, the whole of the Principal, all accrued interest thereon and any other sums due hereunder shall immediately become due and payable upon written notice by the Holder to the Maker.

From and after the Maturity Date of this Note, as the result of a declaration of maturity or otherwise, and including any period subsequent to obtaining a judgment by Holder, until paid in full, the entire Principal balance and other amounts remaining due and unpaid hereunder shall bear interest at the rate of Fifteen Per Cent (15 %) per annum compounded annually, or the highest applicable non-usurious rate, whichever is the lesser. Failure to exercise such option or any other rights which Holder may in the event of a default be entitled to shall not constitute a waiver of the right to exercise such option or any other rights in the event of any subsequent default, whether of the same or different nature.

The sums due under this Note represent indebtedness incurred in respect of Maker's receipt of the proceeds of a loan or loans made by Holder to Maker.

All sums now or hereafter due hereunder are secured by Holder's interest in the agreements referred to in Sub-paragraphs 1 and 2 above and Holder shall be entitled to the benefits of such agreements.

Maker waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and consents to any and all renewals and extensions of the time of payment hereof, and agrees, further, that at any time and from time to time without notice, the terms of payment herein may be modified by written agreement between the Holder and the Maker without in any way affecting the liability of either party to this instrument.

This Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws and decisions of the State of South Carolina, without regard being given to its conflicts of law principles.

If this Note is placed in the hands of an attorney for collection after the same shall for any reason become due, or if collected by legal proceedings or through the probate or bankrupt courts, then all costs of collection, including a reasonable sum for attorneys fees shall be added hereto as attorneys fees secured and collectible as the Principal hereof

If any term or provision of this Note or the application thereof shall to any extent be invalid or unenforceable, the remainder of this instrument or the application of such terms to persons or circumstances other than those to which any provision is held invalid or unenforceable shall not be affected thereby.

This Note may not be modified orally, but only by an agreement in writing signed by the party against whom enforcement of any such modification is sought. The remedies set forth herein in all instances are not exclusive but are cumulative and in addition to all other remedies which may exist.


MAKER:
ENVIROMETRICS, INC.


By: _________________________________
Walter H. Elliott III, President